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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-21269 and 333-26973) pertaining to the:

     White Pine Software, Inc. Stock Option Plan (1992),

     White Pine Software, Inc. Stock Option Plan (1993),

     White Pine Software, Inc. Stock Option Plan (1994),

     White Pine Software, Inc. Stock Option Plan (1995),

     Letter Agreement between White Pine Software, Inc. and Richard Kennerly delivered as of April 16, 1996,

     White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option
     Plan,

     White Pine Software, Inc. 1996 Employee Stock Purchase Plan

of our report dated February 1, 2000, except for Note 10, as to which the date is February 29, 2000, with respect to the consolidated financial statements of White Pine Software, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.

                                /s/ ERNST & YOUNG LLP


Manchester, New Hampshire
March 24, 2000